Exhibit 99.7

FINANCIAL SERVICES S.a.r.l.

FINANCIAL STATEMENTS
AS OF
SEPTEMBER 30, 2003 AND 2002

FINANCIAL SERVICES S.a.r.l.
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2003 and 2002
(in thousands of dollars)
(Unaudited)

	2003	2002

Revenues:
Interest income from affiliates	$14,819	$23,906

Costs and Expenses:
Interest expense to affiliates	14,840	23,976
Other deductions	—	11

Total Costs and Expenses	14,840	23,987

Loss before income taxes	(21)	(81)
Provision for income taxes	87	87

Net loss	$(108)	$(168)

See notes to financial statements.

FINANCIAL SERVICES S.a.r.l.
BALANCE SHEET
(in thousands of dollars)
(Unaudited)

	September 30,	December 31,
	2003	2002

ASSETS
Current Assets:
Cash and cash equivalents	$30	$15
Interest receivable from affiliates, net	5,502	22,529

Total current assets	5,532	22,544

Notes receivable from affiliates	200,000	405,000

TOTAL ASSETS	$205,532	$427,544

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accrued interest payable to affiliate	$5,502	$22,529
Accounts payable to affiliates	15	—
Accrued expenses	15	15
Income taxes payable	333	246

Total current liabilities	5,865	22,790

Notes payable to affiliate	200,000	405,000

TOTAL LIABILITIES	205,865	427,790

Shareholder’s Deficit:
Capital shares $30.00 stated value; 500 shares authorized,
issued and outstanding	15	15
Accumulated deficit	(348)	(261)

TOTAL SHAREHOLDER’S DEFICIT	(333)	(246)

TOTAL LIABILITIES AND SHAREHOLDER’S
DEFICIT	$205,532	$427,544

See notes to financial statements.

FINANCIAL SERVICES S.a.r.l.
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2003 and 2002
(in thousands of dollars)
(Unaudited)

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings/loss	$(108)	$(168)
Capitalization of interest receivable charged to accumulated deficit	21	70
Changes in assets and liabilities:
Interest receivable from affiliates	(17,027)	(16,251)
Accrued interest payable to affiliates	17,027	16,251
Accounts payable to affiliates	15	—
Accrued expenses	—	11
Income taxes	87	87

Net cash (used) / provided by operating activities	15	—

INCREASE IN CASH AND CASH EQUIVALENTS	15	—
Cash and cash equivalents at beginning of year	15	15

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$30	$15

Cash paid during the period for:
Interest	$31,867	$7,725

Taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES

On April 1, 2003, $205,000 of notes receivable from affiliated companies were transferred to Foster Wheeler LLC, an affiliated company, in satisfaction of
$205,000 of the notes payable to Foster Wheeler LLC. (Note 4)

See notes to financial statements.

FINANCIAL SERVICES S.a.r.l.
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(in thousands of dollars)
(Unaudited)

	Capital Shares	Accumulated Deficit	Total

Balance — December 31, 2002	$15	$(261)	$(246)
Loss for the period	—	(108)	(108)
Capitalization of interest receivable	—	21	21

Balance — September 30, 2003	$15	$(348)	$(333)

See notes to financial statements.

FINANCIAL SERVICES S.a.r.l.
NOTES TO FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.   Nature of Operation and Relationship to Foster Wheeler Ltd. And Subsidiaries

     Financial Services S.a.r.l. (the “Company”) was organized on May 25, 2001 under the laws of Luxembourg and is a wholly owned subsidiary of Foster Wheeler LLC (“FWLLC”). FWLLC is an indirect, wholly owned subsidiary of Foster Wheeler Ltd. The purpose of the Company is solely to provide financing to Foster Wheeler affiliates around the world.

     The Company’s only transactions and relationships are with its Parent and other affiliated companies as discussed in Notes 2, 4 and 5. Currently, the Company holds notes receivable from various United States affiliates. Accordingly, the financial position, results of operations, and cash flows of the Company could differ significantly from those that would have resulted had the Company been an independent entity.

     The Company’s functional currency is the U.S. dollar.

2.   Liquidity and Going Concern

     The accompanying financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund its obligations including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd. maintaining credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. has incurred significant losses in each of the years in the two-year period ended December 27, 2002 and in the nine months ended September 26, 2003, and has a shareholder deficit of $871,500 at September 26, 2003. Foster Wheeler Ltd. has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under the previous revolving credit agreement. Foster Wheeler Ltd. received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the credit facilities were amended to provide covenant relief of up to $180,000 of gross pre-tax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63,000 in pre-tax charges related to specific contingencies could be excluded from the covenant calculation through December 2003, if incurred. In March 2003 the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) and senior debt ratio. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit exchange offers, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. There is no assurance Foster Wheeler Ltd. will be able to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2003 and 2004.

     Foster Wheeler Ltd.’s U.S. operations are cash flow negative and are expected to continue to generate negative cash flow due to a number of factors including the litigation and settlement of asbestos related claims, costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension obligations, and other expenses related to corporate overhead. As of September 26, 2003, Foster Wheeler Ltd. had aggregate indebtedness of approximately $1,100,000, which must be funded primarily from distributions from subsidiaries. As of September 26, 2003, Foster Wheeler Ltd. had cash and cash equivalents on hand, short-term investments, and restricted cash totaling $470,200 compared to $429,000 as of December 27, 2002. Of the $470,200 total at September 26, 2003, approximately $407,100 was held by foreign subsidiaries. Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations minimum working capital needs. Foster Wheeler Ltd.’s current 2003 forecast assumes cash repatriations from its non-U.S. subsidiaries from royalties, management fees, inter-company loans, debt service on inter-company loans, and dividends, of approximately $95,000. As of September 26, 2003, Foster Wheeler Ltd. had repatriated $55,700 from its non-U.S. subsidiaries.

     There can be no assurance that the balance will be repatriated as there are significant legal and contractual restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries or future earnings of those subsidiaries in sufficient amounts to fund its working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s ability to continue as a going concern.

     Management updates its forecasts of U.S. liquidity on a weekly basis. These forecasts include, among other analyses, cash flow forecasts, which include cash on hand, cash flows from operations, cash repatriated from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, and working capital needs. Management initiated a plan to increase the U.S. cash flow in the fourth quarter of 2003 and currently forecasts that sufficient cash will be available to fund Foster Wheeler Ltd.’s U.S. working capital needs throughout the forecast period, through 2004. There can be no assurance that the cash amounts realized and/or timing of the cash flows will match Foster Wheeler Ltd.’s forecast.

     The planned restructuring contemplates the sale of assets, including the potential sale of one or more of Foster Wheeler Ltd.’s European operations. Foster Wheeler Ltd. may not be able to complete the components of the restructuring plan on acceptable terms, or at all. It is possible that asset sales may result in amounts realized which differ materially from the balances recorded in the financial statements.

     Failure by Foster Wheeler Ltd. to achieve its forecast and complete the components of the restructuring plan on acceptable terms would have a material adverse effect on Foster Wheeler Ltd.’s financial condition. These matters raise substantial doubt about Foster Wheeler Ltd.’s ability to continue as a going concern.

     In August 2002, Foster Wheeler Ltd. finalized a Senior Credit Facility with its lender group. This facility, including a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility, expires on April 30, 2005. The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The Senior Credit Facility has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retains the first $77,000 of such amounts and also retains a 50% share of the balance. The financial covenants in the agreement commenced at the end of the first quarter 2003 and include a senior leverage ratio and a minimum EBITDA level as described in the agreement, as amended. With the sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, a principal prepayment of $1,445 was made on the term loan in the second quarter of 2003.

     Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pre-tax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. Through the third quarter of 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $31,200 leaving a contingency balance of $800.

     Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Senior Credit Facility. In connection with this amendment to the Senior Credit Facility, Foster Wheeler Ltd. made a prepayment of principal on the term loan in the aggregate amount of $10,000.

     Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modifies certain affirmative and negative covenants to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. In connection with this amendment to the Senior Credit Facility, Foster Wheeler Ltd. agreed to pay a fee equal to 5% of the lenders’

credit exposure, which as of September 26, 2003 was $185,900, if Foster Wheeler Ltd. has not made a prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004.

     FWLLC has issued $200,000 notes in the public market which bear interest at a fixed rate of 6.75% (the “6.75% Notes”). Holders of the 6.75% Notes due November 15, 2005 have a security interest in the stock and debt of FWLLC’s subsidiaries and on facilities owned by FWLLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $185,900 at September 26, 2003) have priority to the 6.75% Notes in these assets while the security interest of the 6.75% Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

     Foster Wheeler Ltd. finalized a sale/leaseback arrangement in the third quarter of 2002 for an office building at its corporate headquarters. This capital lease arrangement leases the facility to Foster Wheeler Ltd., for an initial non-cancelable period of 20 years.

     In the third quarter of 2002, Foster Wheeler Ltd. entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of Foster Wheeler Ltd.’s subsidiaries’ domestic trade receivables. Foster Wheeler Ltd. has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as security. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the receivable purchaser to terminate the arrangement and accelerate any amounts then outstanding. No borrowings were outstanding under this facility as of September 26, 2003 or December 27, 2002.

     The Senior Credit Facility, the sale/leaseback arrangement, and the receivables financing arrangement have quarterly debt covenant requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants throughout 2003 and 2004. However, there can be no assurance that the actual financial results will match the forecasts or that Foster Wheeler Ltd. will not violate the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility or the sale/leaseback arrangement, repayment of amounts borrowed under such agreements could be accelerated. Acceleration of these facilities would result in a default under other debt agreements which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd. debt that could be accelerated, including the amount outstanding under the Senior Credit Facility, is $915,200 as of September 26, 2003. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. Failure to repay such amounts would cause Foster Wheeler Ltd. to no longer be able to operate as a going concern. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.   Summary of Significant Accounting Policies

     The balance sheet as of December 31, 2002 was derived from the 2002 audited financial statements. The balance sheet as of September 30, 2003 and the related statements of operations and cash flows for the nine months ended September 30, 2003 and 2002 and the statement of changes in shareholder’s deficit for the nine months ended September 30, 2003 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal, recurring items except for specific items discussed herein. Interim results are not necessarily indicative of results for a full year.

     Fiscal Year — The Company’s fiscal year ends December 31.

     Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimates relate to the collection of notes and interest receivable from affiliates and taxes.

     Revenue Recognition — Revenue is recognized on the accrual basis. The Company’s source of revenue is interest income from affiliated companies.

     Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

     Interest Receivable — Interest receivable consists of amounts due from related parties (presented at net realizable value). See note 4.

     Income Taxes — The Company files a tax return in Luxembourg. Income tax expense in the Company’s statement of operations has been calculated on a separate company basis. No income tax benefit can be claimed for net losses. The difference between the statutory income tax rate and the effective tax rate is due to an agreement with the Luxembourg tax jurisdiction and the Company. There are no temporary tax differences or deferred taxes.

4.   Related Party Transactions and Credit Risk

     The Company acquired $405,000 of notes receivable from various affiliated companies through assignment by FWLLC upon the formation of the Company on May 25, 2001. The notes were at interest rates ranging from 7.00% to 8.50%. In exchange for these notes, the Company assumed the obligation to finance $405,000 of FWLLC’s debt and the related carrying charges. The debt was at interest rates ranging from 6.75% to 9.00%.

     The Company is required to fund its obligation to FWLLC only to the extent it collects amounts due on its notes receivable from affiliates. See Note 2 for contingencies associated with the affiliates’ ability to repay the debt. To the extent that any amounts of the notes receivable become uncollectible, FWLLC agrees to assume the obligation of the Company pursuant to the Note Transfer and Debt Assumption Agreement dated May 25, 2001. In addition, the Company agrees to the extent the obligation for the notes payable is reduced for whatever reason, the Company’s rights to those notes receivable will correspondingly be transferred to FWLLC. As a result, the Company has no credit risk relating to the notes receivable.

     On April 1, 2003, the Company transferred $205,000 of its notes receivable and $205,000 of its notes payable back to FWLLC. The interest rate on the remaining notes receivable was also changed to 6.85% per annum on April 1, 2003. The balance of the note payable bears interest at 6.75% per annum.

     Interest income for the periods ended September 30, 2003 and 2002 amounted to $14,819 and $23,906, respectively. Interest receivable on those notes amounted to $5,502 and $22,529 as of September 30, 2003 and December 31, 2002, respectively. An adjustment to accumulated deficit was recorded in the amount of $21 for the period ended September 30, 2003 to reflect the excess of interest receivable from over interest payable to affiliates.

     Interest expense for the periods ended September 30, 2003 and 2002 amounted to $14,840 and $23,976, respectively. Interest payable to FWLLC as of September 30, 2003 and December 31, 2002 was $5,502 and $22,529, respectively.

     Foster Wheeler, Inc., an indirectly wholly owned subsidiary of Foster Wheeler Ltd., acts as a banking agent to the Company, managing cash and financing requirements as needed by the Company and charges interest on advances made to the Company, and charges interest on advances made to the Company, if any.

     All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Consolidated Financial Statements for the comparable periods.

     The Management of Foster Wheeler Ltd. has considered whether there are any costs borne by affiliates of the Company that should be allocated to the Company and has determined that these costs, if any, are immaterial.

5.   Security Pledged as Collateral

     FWLLC has issued $200,000 Notes in the public market which bear interest at a fixed rate of 6.75% (the “6.75% Notes”). Holders of the 6.75% Notes due November 15, 2005 have a security interest in the stock and debt of FWLLC’s subsidiaries and on facilities owned by FWLLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. This security interest includes the stock and debt of the Company. The Term Loan and the obligations under the letter of credit facility (collectively approximately $185,900 at September 26, 2003) have priority to the 6.75% Notes in these assets while the security interest of the 6.75% Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.